UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36756	47-0961620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Blvd.

Baton Rouge, Louisiana 70808

(Address of Principal Executive Offices) (Zip Code)

(225) 926-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 26, 2026, Lamar Advertising Company (the “Company”) issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $1.60 per share payable on March 31, 2026, to holders of record of the Company’s Class A common stock and Class B common stock on March 16, 2026.

Also on February 26, 2026, the Board of Directors of the Company authorized the extension of the Company’s existing (i) stock repurchase program, which has remaining availability for the repurchase of up to $250 million of its Class A common stock and (ii) debt repurchase program, which provides for the repurchase by Lamar Media Corp., its wholly owned subsidiary, of up to $250 million of Lamar Media Corp.’s outstanding senior notes and other indebtedness outstanding from time to time under Lamar Media Corp.’s credit agreement. The repurchase programs, which were previously set to expire on March 31, 2026, have been extended through September 30, 2027. The repurchase programs may be further extended, suspended or discontinued at any time.

Such repurchases may be made on the open market or in privately negotiated transactions. The timing and amount of any repurchases will be determined by the Company’s management based on its evaluation of market conditions and other factors. The Company may also establish 10b5-1 trading plans from time to time that will provide flexibility if and when it buys back securities.

As of the date hereof, no repurchases have been made under the debt repurchase program. The Company previously repurchased $150 million under its stock repurchase program, and increased the overall size of the stock repurchase program to $400 million, of which $250 million remains available for future repurchases.

A copy of the press release relating to the quarterly dividend and the extension of the stock repurchase authorization is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Lamar Advertising Company dated February 26, 2026.

104.1	Cover Page Interactive Data File - (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2026	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
EVP, Chief Financial Officer & Treasurer